UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported): July 5, 2024

Smurfit WestRock plc

(Exact name of registrant as specified in its charter)

Ireland (State or other jurisdiction of incorporation or organization)	333-278185 (Commission File Number)	98-1776979 (I.R.S. Employer Identification No.)

Beech Hill, Clonskeagh Dublin 4, D04 N2R2 Ireland	N/A (Zip Code)

(Address of principal executive offices)

(Address, including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

+353 1 202 7000

(Registrant’s phone number, including area code)

Smurfit WestRock Limited

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary shares, par value $0.001 per share	SW	New York Stock Exchange (NYSE)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note.

On July 5, 2024, pursuant to the Transaction Agreement, dated as of September 12, 2023 (the “Transaction Agreement”), among Smurfit WestRock plc (formerly Smurfit WestRock Limited and prior to that known as Cepheidway Limited, “Smurfit WestRock” or the “Company”), Smurfit Kappa Group plc (“Smurfit Kappa”), WestRock Company (“WestRock”) and Sun Merger Sub, LLC (“Merger Sub”), (i) Smurfit WestRock acquired Smurfit Kappa by means of a scheme of arrangement (the “Scheme”) under the Companies Act 2014 of Ireland (as amended) (the “Smurfit Kappa Share Exchange”), and (ii) Merger Sub merged with and into WestRock, with WestRock continuing as the surviving entity (the “Merger,” and together with the Smurfit Kappa Share Exchange, the “Combination”). Upon completion of the Combination, Smurfit Kappa and WestRock each became wholly owned subsidiaries of Smurfit WestRock. Capitalized terms used herein but not otherwise defined herein have the meaning set forth in the Transaction Agreement.

Item 1.01.	Entry into a Material Definitive Agreement.

Indemnification Agreements

Effective July 5, 2024, Smurfit WestRock entered into deeds of indemnification (the “Deeds of Indemnification”) with the directors, the corporate secretary and the officers subject to Section 16 of the Securities Exchange Act of 1934, as amended (the “Section 16 Officers”) of the Company. The Deeds of Indemnification, which are governed under the laws of Ireland, provide indemnification to such directors, corporate secretary and Section 16 Officers to the fullest extent permitted by the laws of Ireland, and in accordance with Smurfit WestRock’s Amended Constitution (as defined below), for all expenses and other amounts actually incurred in any action or proceeding in which the director, corporate secretary, or Section 16 Officer is or may be involved by reason of the fact that he or she is or was a Smurfit WestRock director, corporate secretary or Section 16 Officer, or is or was otherwise serving Smurfit WestRock or other entities at the Company’s request, on the terms and conditions set forth in the Deeds of Indemnification. Further, Smurfit WestRock agrees, to the fullest extent permitted by the laws of Ireland, to advance expenses incurred in defense of these proceedings, on the terms and conditions set forth in the Deeds of Indemnification. The Deeds of Indemnification also provide procedures for requesting and obtaining indemnification and advancement of expenses, to the fullest extent permitted by the laws of Ireland.

Because Smurfit WestRock is an Irish public limited company, the Irish Companies Act 2014 only permits Smurfit WestRock to pay the costs or discharge the liability of an officer (as defined in the Irish Companies Act 2014) where judgment is given in his/her favor in any civil or criminal action in respect of such costs or liability, or where an Irish court grants relief because the officer acted honestly and reasonably and ought fairly to be excused. Accordingly, also effective July 5, 2024, Smurfit WestRock US Holdings Corporation, a Delaware corporation (“Smurfit US Holdings”) and a subsidiary of Smurfit WestRock, entered into indemnification agreements (the “Indemnification Agreements”) with the directors, the corporate secretary and the Section 16 Officers of Smurfit WestRock. The Indemnification Agreements, which are governed under the laws of the State of Delaware, provide indemnification to such directors, corporate secretary and Section 16 Officers, provided such directors, corporate secretary and Section 16 Officers act in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Company, to the fullest extent permitted by Delaware law, for all expenses and other amounts actually incurred in any action or proceeding in which the director, corporate secretary or Section 16 Officer is or may be involved by reason of the fact that he or she is or was a Smurfit WestRock director, Section 16 Officer or corporate secretary, or is or was otherwise serving Smurfit WestRock or other entities at Smurfit WestRock’s request, on the terms and conditions set forth in the Indemnification Agreements. Further, Smurfit US Holdings agrees to advance expenses incurred in defense of these proceedings, on the terms and conditions set forth in the Indemnification Agreements. The Indemnification Agreements also provide procedures for requesting and obtaining indemnification and advancement of expenses.

The foregoing descriptions of the Deeds of Indemnification and Indemnification Agreements are general descriptions only and are qualified in their entirety by reference to the Form of Deed of Indemnification and Form of Indemnification Agreement, which are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

New Credit Agreement

On June 28, 2024, Smurfit Kappa entered into a Multicurrency Term and Revolving Facilities Agreement (the “New Credit Agreement”) among Smurfit Kappa, as guarantor, Smurfit Kappa Investments Limited, a private limited company incorporated under the laws of Ireland (“SKI”) and wholly-owned subsidiary of Smurfit Kappa, as obligor’s agent and guarantor, Smurfit Kappa Treasury Unlimited Company, a public unlimited company incorporated under the laws of Ireland (“SKT”) and wholly-owned subsidiary of Smurfit Kappa, as borrower (with respect to the Term Loan Facility and Revolving Credit Facility (each as defined below)) and guarantor, and Smurfit Kappa Acquisitions Unlimited Company, a public unlimited company incorporated under the laws of Ireland (as successor-in-interest to Smurfit Kappa Acquisitions, “SKA”) and wholly-owned subsidiary of Smurfit Kappa, as borrower (with respect to the Revolving Credit Facility only) and guarantor, and certain other subsidiaries of Smurfit Kappa from time to time party thereto as guarantors, the lenders party thereto and Wells Fargo Bank, National Association, as agent, providing for (i) a U.S. dollar term loan facility in an aggregate principal amount of $600 million (the “Term Loan Facility”), (ii) a multicurrency revolving loan facility in an aggregate principal amount of $4.5 billion (the “Revolving Credit Facility”) and (iii) a swingline sub-facility in an aggregate principal amount of $500 million, which backstops the CP Program (as defined below). On July 2, 2024, each of Smurfit US Holdings, WestRock, WRKCo Inc., WestRock MWV, LLC and WestRock RKT, LLC entered into an Accession Letter to guarantee the obligations of SKT ULC and SKA ULC under the New Credit Agreement, effective on the effective time of the Merger (collectively, the “Guarantor Accession Letters”). On July 2, 2024, the Term Loan Facility was subsequently cancelled following entry into the Second CoBank Amendment (as defined below). On July 5, 2024, Smurfit WestRock entered into an Accession Letter (together with the Guarantor Accession Letters, the “Accession Letters”) to guarantee the obligations of SKT and SKA under the New Credit Agreement, effective on the effective time of the Merger.

Loans under the Revolving Credit Facility may be drawn in U.S. dollars, Euro, Pounds Sterling, Swiss Francs, Japanese Yen, Swedish Kronor and Canadian Dollars, with a borrower (or the obligors’ agent on behalf of a borrower) selecting the currency of a loan under the Revolving Credit Facility. Loans under the Revolving Credit Facility will bear interest at (a) in the case of loans denominated in U.S. dollars, Term SOFR, (b) in the case of loans denominated in Euro, EURIBOR, (c) in the case of loans denominated in Pounds Sterling, SONIA, (d) in the case of loans denominated in Swiss Francs, SARON, (d) in the case of loans denominated in Japanese Yen, TONAR, (e) in the case of loans denominated in Swedish Kronor, STIBOR, and (f) in the case of loans denominated in Canadian Dollars, CORRA, and in each case plus an applicable interest rate margin that will fluctuate between 0.30% per annum and 0.85% per annum, based upon Smurfit WestRock’s corporate credit ratings at such time. The New Credit Agreement provides for the reduction of the applicable interest rate margin upon the satisfaction of key performance indicators and sustainability performance targets to be established as set forth therein. Term SOFR loans will be subject to a credit spread adjustment equal to 0.10% per annum.  In addition, unused revolving commitments under the Revolving Credit Facility will accrue a commitment fee equal to 35% of the applicable interest rate margin.  The Revolving Credit Facility also requires the payment of a utilization fee ranging from 0.00% to 0.40% per annum on outstanding revolving loans, based on the utilization rate of the Revolving Credit Facility. The Revolving Credit Facility has an initial term of five years from the date of the New Credit Agreement, which may be extended on two occasions by up to an aggregate of two years. Loans under the Revolving Credit Facility may be prepaid at any time without premium. The Revolving Credit Facility is unsecured.

The New Credit Agreement contains usual and customary representations and warranties, and usual and customary affirmative and negative covenants, including negative pledge, disposals, indebtedness and mergers. The New Credit Agreement does not impose any financial covenants. The New Credit Agreement also contains usual and customary events of default, including: non-payment of principal, interest, fees and other amounts; breach of obligations, material breach of a representation or warranty; cross acceleration and payment default on certain other debt; bankruptcy or insolvency; unlawfulness and repudiation, the occurrence of which, following any applicable grace period, would permit the lenders to, among other things, declare the principal, accrued interest and other obligations under the New Credit Agreement to be immediately due and payable.

The foregoing summary of the New Credit Agreement and the Accession Letters does not purport to be complete and is subject to and qualified in its entirety by reference to the New Credit Agreement and the Accession Letters, copies of which are filed as Exhibits 10.3 to 10.9, as applicable, hereto and incorporated herein by reference.

CoBank Credit Agreement

Effective July 5, 2024, pursuant to the Joinder Agreement dated as of July 1, 2024, Smurfit Westrock, Smurfit Kappa and certain subsidiaries of Smurfit Kappa became guarantors under the Amended and Restated Credit Agreement, dated as of July 7, 2022 (the “Original CoBank Credit Agreement”), as amended by the First Amendment to Amended and Restated Credit Agreement, dated as of September 27, 2023 (the “First CoBank Amendment”) and the Second Amendment to Amended and Restated Credit Agreement, dated as of July 1, 2024 (the “Second CoBank Amendment” and the Original CoBank Credit Agreement as amended by the First CoBank Amendment and the Second CoBank Amendment, the “CoBank Credit Agreement”), by and among WestRock, as a guarantor, WestRock Southeast, LLC, a Delaware limited liability company and a wholly owned subsidiary of WestRock, as the borrower (the “CoBank Credit Facility Borrower”), certain other subsidiaries of WestRock from time to time party thereto, as guarantors, the lenders from time to time party thereto and CoBank, ACB, as administrative agent.

The CoBank Credit Agreement provides for a seven-year senior unsecured term loan facility in an aggregate principal amount of $600,000,000 and matures in 2029 (the “CoBank Credit Facility”).

At the CoBank Credit Facility Borrower’s option, loans issued under the CoBank Credit Facility bear interest at either Term SOFR or an alternate base rate, in each case plus an applicable interest rate margin that will fluctuate between 1.650% per annum and 2.275% per annum (for Term SOFR loans) or between 0.650% per annum and 1.275% per annum (for alternate base rate loans), based upon WestRock’s corporate credit ratings at such time.  In addition, Term SOFR loans will be subject to a credit spread adjustment equal to 0.10% per annum.  Loans under the CoBank Credit Facility may be prepaid at any time without premium.

The CoBank Credit Agreement contains usual and customary representations and warranties, and usual and customary affirmative and negative covenants, including: negative pledge, disposals, indebtedness, mergers and sales of assets.  The CoBank Credit Agreement also contains usual and customary events of default, including: non-payment of principal, interest, fees and other amounts; breach of obligations, material breach of a representation or warranty; cross acceleration and payment default on certain other debt; bankruptcy or insolvency; unlawfulness and repudiation, the occurrence of which, following any applicable grace period, would permit the lenders to, among other things, declare the principal, accrued interest and other obligations under the CoBank Credit Agreement to be immediately due and payable.

The foregoing summary of the CoBank Credit Agreement, the First CoBank Amendment and the Second CoBank Amendment does not purport to be complete and is subject to and qualified in its entirety by reference to the CoBank Credit Agreement, the First CoBank Amendment and the Second CoBank Amendment, copies of which are incorporated by reference or filed, as applicable, as Exhibits 10.10, 10.11 and 10.12 hereto, respectively, and incorporated herein by reference.

Guarantees of Existing Bond Indebtedness of Subsidiaries of Smurfit Kappa

SKA is a party to (i) an indenture, dated as of February 16, 2015, by and among SKA, the guarantors party thereto and Deutsche Trustee Company Limited, as trustee (the “2015 Indenture”), under which SKA has issued and outstanding €250 million aggregate principal amount of 2.750% Senior Notes due 2025 and (ii) an indenture, dated as of June 28, 2018, by and among SKA, the guarantors party thereto and Deutsche Trustee Company Limited, as trustee, as amended and supplemented by the first supplemental indenture, dated as of February 4, 2019, and the second supplemental indenture, dated as of October 5, 2023 (as amended and supplemented, the “2018 Indenture” and, together with the 2015 Indenture, the “SKA Indentures”), under which SKA has issued and outstanding €1 billion aggregate principal amount of 2.875% Senior Notes due 2026.

Smurfit Kappa Treasury Funding Designated Activity Company, a designated activity company organized under the laws of Ireland (as successor-in-interest to Smurfit Capital Funding PLC, “SKT DAC”) and wholly-owned subsidiary of Smurfit Kappa, is a party to an indenture, dated as of November 15, 1995, by and among SKT DAC, the guarantors party thereto and The Bank of New York Mellon (as successor trustee to Chemical Bank), as trustee (the “SKT DAC Indenture”), under which SKT DAC has issued and outstanding $292.3 million aggregate principal amount of 7.5% debentures due 2025.

SKT is a party to (i) an indenture, dated as of September 15, 2019, by and among SKT, the guarantors party thereto and Deutsche Trustee Company Limited, as trustee, as amended and supplemented by the first supplemental indenture, dated as of October 5, 2023 (as amended and supplemented, the “2019 Indenture”), under which SKT has issued and outstanding €750 million aggregate principal amount of 1.500% Senior Notes due 2027; (ii) an indenture, dated as of September 22, 2021, by and among SKT, the guarantors party thereto and Deutsche Trustee Company Limited, as trustee, as amended and supplemented by the first supplemental indenture, dated as of October 5, 2023 (as amended and supplemented, the “2021 Indenture”), under which SKT has issued and outstanding €500 million aggregate principal amount of 0.500% Senior Notes due 2029 and €500 million aggregate principal amount of 1.000% Senior Notes due 2033; and (iii) an indenture, dated as of April 3, 2024, by and among SKT, the guarantors party thereto and Deutsche Bank Trust Company Americas, as trustee (the “2024 Indenture” and, together with the 2019 Indenture and the 2021 Indenture, the “SKT Indentures” and, together with the SKA Indentures and the SKT DAC Indenture, the “Smurfit Subsidiary Indentures”), under which SKT has issued and outstanding $750 million aggregate principal amount of 5.200% Senior Notes due 2030, $1 billion aggregate principal amount of 5.438% Senior Notes due 2034 and $1 billion aggregate principal amount of 5.777% Senior Notes due 2054.

In connection with the Combination, SKA, SKT DAC, and SKT entered into supplemental indentures to add Smurfit WestRock, Smurfit US Holdings, WestRock, WRKCo Inc., WestRock MWV, LLC and WestRock RKT, LLC (collectively, the “Smurfit Bond Debt New Guarantors”) as guarantors of the obligations of (a) SKA under the SKA Indentures and all outstanding debt securities issued thereunder; (b) SKT DAC under the SKT DAC Indenture and all outstanding debt securities issued thereunder; and (c) SKT under the SKT Indentures and all outstanding debt securities issued thereunder.

On July 5, 2024, (i) SKA, the Smurfit Bond Debt New Guarantors and Deutsche Trustee Company Limited, as trustee, entered into the first supplemental indenture to the 2015 Indenture (the “First Supplemental Indenture to the 2015 Indenture”) and the third supplemental indenture to the 2018 Indenture (the “Third Supplemental Indenture to the 2018 Indenture”); (ii) SKT DAC, certain existing guarantors, the Smurfit Bond Debt New Guarantors and The Bank of New York Mellon (as successor trustee to Chemical Bank), as trustee, entered into the first supplemental indenture to the SKT DAC Indenture (the “First Supplemental Indenture to the SKT DAC Indenture”); (iii) SKT, the Smurfit Bond Debt New Guarantors and Deutsche Trust Company Limited, as trustee, entered into the second supplemental indenture to the 2019 Indenture (the “Second Supplemental Indenture to the 2019 Indenture”) and the second supplemental indenture to the 2021 Indenture (the “Second Supplemental Indenture to the 2021 Indenture”); and (iv) SKT, the Smurfit Bond Debt New Guarantors and Deutsche Bank Trust Company Americas, as trustee, entered into the first supplemental indenture to the 2024 Indenture (the “First Supplemental Indenture to the 2024 Indenture” and, together with the First Supplemental Indenture to the 2015 Indenture, the Third Supplemental Indenture to the 2018 Indenture, the First Supplemental Indenture to the SKT DAC Indenture, the Second Supplemental Indenture to the 2019 Indenture and the Second Supplemental Indenture to the 2021 Indenture, the “Smurfit Supplemental Indentures”). The guarantees of the Smurfit Bond Debt New Guarantors may be released upon the circumstances described in the applicable Smurfit Supplemental Indenture, including upon the merger with, consolidation into or transfer of all or substantially all of the assets of any guarantor to another obligor in respect of the applicable Smurfit Indenture.

The foregoing summary of the Smurfit Supplemental Indentures does not purport to be complete and is subject to and qualified in its entirety by reference to the Smurfit Supplemental Indentures and Smurfit Subsidiary Indentures, copies of which are filed as Exhibits 4.1 through 4.16 hereto and incorporated herein by reference.

Guarantees of Existing Bond Indebtedness of Subsidiaries of WestRock

WRKCo Inc., a Delaware corporation (“WRKCo”) and wholly-owned subsidiary of WestRock, is a party to (i) an indenture, dated as of August 24, 2017, by and among WRKCo, WestRock, WestRock MWV, LLC, WestRock RKT, LLC and The Bank of New York Mellon Trust Company, N.A., as trustee, as amended and supplemented by the first supplemental indenture, dated as of August 24, 2017, the second supplemental indenture, dated as of March 6, 2018, the third supplemental indenture, dated as of November 2, 2018, the fourth supplemental indenture, dated as of September 22, 2023 and the fifth supplemental indenture, dated as of September 26, 2023 (as amended and supplemented, the “2017 Indenture”), under which WRKCo has issued and outstanding $600 million aggregate principal amount of 3.750% Senior Notes due 2025, $500 million aggregate principal amount of 3.375% Senior Notes due 2027 and $600 million aggregate principal amount of 4.000% Senior Notes due 2028; and (ii) an indenture, dated as of December 3, 2018, by and among WRKCo, the guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., as trustee, as amended and supplemented by the first supplemental indenture, dated as of December 3, 2018, the second supplemental indenture, dated as of May 20, 2019, the third supplemental indenture, dated as of June 3, 2020 and the fourth supplemental indenture, dated as of September 26, 2023 (as amended and supplemented, the “2018 Indenture” and, together with the 2017 Indenture, the “WRKCo Indentures”), under which WRKCo has issued $750 million aggregate principal amount of 4.650% Senior Notes due 2026, $500 million aggregate principal amount of 3.900% Senior Notes due 2028, $750 million aggregate principal amount of 4.900% Senior Notes due 2029, $500 million aggregate principal amount of 4.200% Senior Notes due 2032 and $600 million aggregate principal amount of 3.000% Senior Notes due 2033.

WestRock MWV, LLC (as successor-in-interest to Westvaco Corporation, The Mead Corporation and MeadWestvaco Corporation, “MWV”), a wholly-owned subsidiary of WestRock, is a party to (i) an indenture, dated as of March 1, 1983, between MWV and The Bank of New York Mellon (as successor to Irving Trust Company), as trustee, as amended and supplemented by the first supplemental indenture, dated as of January 31, 2002, the second supplemental indenture, dated as of December 31, 2002, the third supplemental indenture, dated as of July 1, 2015, and the fourth supplemental indenture, dated as of November 2, 2018 (as amended and supplemented, the “1983 Indenture”), under which MWV has issued and outstanding $400 million aggregate principal amount of 8.200% Debentures due 2030 and $300 million aggregate principal amount of 7.950% Debentures due 2031; (ii) an indenture, dated as of February 1, 1993, between MWV and The Bank of New York Mellon (as successor to The First National Bank of Chicago), as trustee, as amended and supplemented by the first supplemental indenture, dated as of January 31, 2002, the second supplemental indenture, dated as of December 31, 2002, the third supplemental indenture, dated as of December 31, 2002, the fourth supplemental indenture, dated as of July 1, 2015 and the fifth supplemental indenture, dated as of November 2, 2018 (as amended and supplemented, the “1993 Indenture”), under which MWV has issued and outstanding $150 million aggregate principal amount of 6.840% Debentures due 2037 and $150 million aggregate principal amount of 7.550% Debentures due 2047; and (iii) and an indenture, dated as of April 2, 2002, between MWV and The Bank of New York Mellon (as successor to the Bank of New York), as trustee, as amended and supplemented by the first supplemental indenture, dated as of July 1, 2015, and the second supplemental indenture, dated as of November 2, 2018 (as amended and supplemented, the “2002 Indenture” and, together with the 1983 Indenture and the 1993 Indenture, the “MWV Indentures” and, together with the WRKCo Indentures, the “WestRock Subsidiary Indentures”), under which MWV has issued and outstanding $300 aggregate principal amount of 6.800% Debentures due 2032.

In connection with the Combination, WRKCo and MWV entered into supplemental indentures to add Smurfit WestRock, Smurfit Kappa, SKA, SKT DAC, SKT, Smurfit Kappa Investments Limited, Smurfit US Holdings and Smurfit International B.V. (collectively, the “WestRock Bond Debt New Guarantors” and, together with the Smurfit Bond Debt New Guarantors, the “New Guarantors”) as guarantors of the obligations of (a) WRKCo under the WRKCo Indentures and all outstanding debt securities issued thereunder and (b) MWV under the MWV Indentures and all outstanding debt securities issued thereunder.

On July 5, 2024, (i) WRKCo, certain existing guarantors, the WestRock Bond Debt New Guarantors and The Bank of New York Mellon Trust Company, N.A., as trustee, entered into the sixth supplemental indenture to the 2017 Indenture (the “Sixth Supplemental Indenture to the 2017 Indenture”) and the fifth supplemental indenture to the 2018 Indenture (the “Fifth Supplemental Indenture to the 2018 Indenture”); and (ii) MWV, the WestRock Bond Debt New Guarantors and The Bank of New York Mellon, as trustee, entered into the fifth supplemental indenture to the 1983 Indenture (the “Fifth Supplemental Indenture to the 1983 Indenture”), the sixth supplemental indenture to the 1993 Indenture (the “Sixth Supplemental Indenture to the 1993 Indenture”) and the third supplemental indenture to the 2002 Indenture (the “Third Supplemental Indenture to the 2002 Indenture” and, together with the Sixth Supplemental Indenture to the 2017 Indenture, the Fifth Supplemental Indenture to the 2018 Indenture, the Fifth Supplemental Indenture to the 1983 Indenture, the Sixth Supplemental Indenture to the 1993 Indenture and the Third Supplemental Indenture to the 2002 Indenture, the “WestRock Supplemental Indentures”). The guarantees of the WestRock Bond Debt New Guarantors may be released upon the circumstances described in the applicable WestRock Supplemental Indenture, including upon the merger with, consolidation into or transfer of all or substantially all of the assets of any guarantor to another obligor in respect of the applicable WestRock Subsidiary Indenture.

The foregoing summary of the WestRock Supplemental Indentures does not purport to be complete and is subject to and qualified in its entirety by reference to the WestRock Supplemental Indentures and WestRock Subsidiary Indentures, copies of which are filed as Exhibits 4.23, 4.29, 4.35, 4.42 and 4.46 and incorporated herein by reference.

Amended and Restated WRKCo Commercial Paper Program

On July 5, 2024, WRKCo entered into definitive documentation to amend and restate its unsecured commercial paper program (as so amended and restated, the “CP Program”) previously established on December 7, 2018 pursuant to which WRKCo, may issue short-term, unsecured commercial paper notes (the “CP Notes”). Amounts available under the CP Program may be borrowed, repaid and re-borrowed from time to time, with the aggregate principal amount of CP Notes outstanding under the CP Program at any time not to exceed $1.0 billion. The net proceeds of issuances of the CP Notes are expected to be used for general corporate purposes.

The maturities of the CP Notes will vary but may not exceed 397 days from the date of issue. The CP Notes will be sold under customary terms in the commercial paper market and will be issued at a discount from par or, alternatively, will be issued at par and bear varying interest rates on a fixed or floating basis.

Initially, three commercial paper dealers will act as dealers under the CP Program (each a “Dealer” and, collectively, the “Dealers”) pursuant to the terms and conditions of an amended and restated commercial paper dealer agreement entered into among WRKCo, the New Guarantors (as defined below) and each Dealer (as so amended and restated, each, a “Dealer Agreement”). A national bank will act as issuing and paying agent under the CP Program.

WestRock, WestRock MWV, LLC, WestRock RKT, LLC and the WestRock Bond Debt New Guarantors have agreed to guarantee payment in full of the principal of and interest (if any) on the CP Notes, pursuant to a guarantee delivered by the New Guarantors (other than WRKCo).

Each Dealer Agreement provides the terms under which the applicable Dealer will either purchase CP Notes from WRKCo or arrange for the sale of the CP Notes by WRKCo to one or more purchasers, in each case pursuant to an exemption from federal and state securities laws. Each Dealer Agreement contains customary representations, warranties, covenants and indemnification provisions. The Dealer Agreements are substantially identical in all material respects except as to the parties thereto and the notice provisions.

From time to time, one or more of the Dealers and certain of their respective affiliates have provided, and may in the future provide, commercial banking, investment banking and other financial advisory services to the Company and its affiliates for which they have received or will receive customary fees and expenses.

The CP Notes have not been and will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), or state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state laws. The information contained in this Current Report on Form 8-K is neither an offer to sell nor a solicitation of an offer to buy any securities.

The foregoing summary of the Dealer Agreements does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Dealer Agreements, a form of which is attached hereto as Exhibit 10.13 and is incorporated herein by reference.

Accounts Receivables Securitization Facility

On July 5, 2024, Smurfit WestRock, solely in its role as new parent, WestRock, solely in its role as existing parent WestRock Financial, Inc., as borrower (“WFI”), WestRock Converting, LLC, as servicer (the “Servicer”), and certain of WestRock’s subsidiaries, as originators (the “Originators”), entered into Omnibus Amendment No. 3 (“Omnibus Amendment”) amending (i) the Eighth Amended and Restated Credit and Security Agreement, dated as of July 22, 2016 (as amended, modified or supplemented through July 5, 2024, the “Credit and Security Agreement”), by and among WFI, the Servicer, Coöperatieve Rabobank U.A., New York Branch (“Rabo”), as administrative agent, and the lenders from time to time party thereto, and (ii) the Sixth Amended and Restated Receivables Sale Agreement, dated as of July 22, 2016 (as amended, modified or supplemented through July 5, 2024), by and among the Originators and WFI, relating to WestRock’s accounts receivable securitization facility (the “Receivables Securitization Facility”). The Omnibus Amendment provides for, among other things, (i) extension of the scheduled termination date of the Receivables Securitization Facility until June 30, 2027, (ii) release of WestRock, as existing performance guarantor, and replacement with Smurfit WestRock, as new performance guarantor, and Smurfit WestRock entering into a new performance undertaking in favor of WFI, (iii) amendments to certain amortization events and termination events and (iv) amendment of certain other terms and conditions in connection with the consummation of the Combination.

Some or all of the parties to the Omnibus Amendment, or their affiliates, have in the past provided investment or commercial banking services to WestRock and its affiliates for which they received customary fees and expenses, and they may provide similar services in the future.

Item 1.02.	Termination of a Material Definitive Agreement.

On July 5, 2024, Smurfit Kappa Investments Limited pre-paid and cancelled the $1.35 billion revolving credit agreement, by and among Smurfit Kappa Investments Limited and National Westminster Bank plc, as agent, among other parties set out therein (the “Existing Revolving Credit Agreement”). There were no material early termination penalties incurred as a result of the termination of the Existing Revolving Credit Agreement.

On July 5, 2024, WestRock submitted prepayment and cancelation notices under the following: (i) the €2.3 billion revolving credit agreement, by and among WestRock, WRKCo Inc., WestRock MWV, LLC, WestRock RKT, LLC, WestRock Luxembourg S.a.r.l. and WestRock Company of Canada Corp. and Wells Fargo Bank, National Association, as administrative agent among other parties set out therein (the “Wells Fargo Revolving Credit Agreement”); (ii) the €700 million revolving credit agreement, by and among WestRock, WRKCo Inc., WestRock MWV, LLC, WestRock RKT, LLC, WestRock Luxembourg S.a.r.l., Multi Packaging Solutions Limited and Coöperatieve Rabobank U.A., New York Branch, as administrative agent, among other parties set out therein (the “Rabo Revolving Credit Agreement”); and (iii) the $750 million delayed draw term loan agreement, by and among WestRock, WRKCo Inc., WestRock MWV, LLC, WestRock RKT, LLC, WestRock Company of Canada Corp., WestRock Luxembourg S.a.r.l. and Wells Fargo Bank, National Association, as administrative agent, among other parties set out therein (the “Gondi DDTL Agreement”).

Item 2.01.	Completion of Acquisition or Disposition of Assets.

The information contained in the Introductory Note of this Current Report on Form 8-K is incorporated herein by reference.

Pursuant to the Transaction Agreement, each issued ordinary share, par value €0.001 per share, of Smurfit Kappa (a “Smurfit Kappa Share”) was exchanged for one ordinary share, par value $0.001 per share, of Smurfit WestRock (a “Smurfit WestRock Share”), and each share of common stock, par value $0.01 per share, of WestRock (the “WestRock Common Stock”), other than shares of WestRock Common Stock issued and outstanding immediately prior to the effective time of the Merger and held by a holder of record who did not vote in favor of the approval and adoption of the Transaction Agreement (or consent thereto in writing) and properly demanded appraisal of such shares, was converted into the right to receive one Smurfit WestRock Share and $5.00 in cash (the “Merger Consideration”). Also pursuant to the Transaction Agreement, each Smurfit Kappa equity award was converted into a Smurfit WestRock equity award at the effective time of the Scheme.

In addition, pursuant to the Transaction Agreement, at the effective time of the Merger (the “Merger Effective Time”):

(i)       each option to purchase shares of WestRock Common Stock (each a “WestRock Option”) granted under any equity plan of WestRock so designated under the Transaction Agreement (each, a “Westrock Equity Plan”) that was outstanding, unexercised and held by a current employee or independent contractor of WestRock or its subsidiaries as of immediately prior to the Merger Effective Time, whether or not then vested or exercisable, was assumed by Smurfit WestRock and was converted into an option to acquire (a) that number of whole Smurfit WestRock Shares (rounded down to the nearest whole number of shares) equal to the product obtained by multiplying (x) the number of shares of WestRock Common Stock subject to such WestRock Option by (y) the Equity Award Exchange Ratio, (b) at an exercise price per Smurfit WestRock Share (rounded up to the nearest whole cent) equal to the quotient obtained by dividing (x) the exercise price per share of WestRock Common Stock of such WestRock Option by (y) the Equity Award Exchange Ratio;

(ii)       each WestRock Option granted under any WestRock Equity Plan that was outstanding, unexercised and held by an individual who was not a current employee or independent contractor of WestRock or its subsidiaries as of immediately prior to the Merger Effective Time was cancelled in consideration for the right to receive, within ten business days following the Merger Effective Time, the Merger Consideration, without interest and less applicable withholding taxes, in respect of each net WestRock Option share, as calculated in accordance with the Transaction Agreement subject to such WestRock Option immediately prior to the Merger Effective Time (calculated based on the excess of the value of the Merger Consideration over the applicable exercise price);

(iii)       each outstanding award of restricted stock units that corresponds to a number of shares of WestRock Common Stock (each, a “WestRock RSU Award”) under any WestRock Equity Plan other than a WestRock Director RSU Award (as defined below) was assumed by Smurfit WestRock and was converted into (a) an award of restricted stock units corresponding to a number of Smurfit WestRock Shares (rounded down to the nearest whole number of shares) equal to the product obtained by multiplying (1) the number of shares of WestRock Common Stock subject to such WestRock RSU Award as of immediately prior to the Merger Effective Time by (2) the Share Consideration and (b) an unvested cash award equal to the product obtained by multiplying (1) the number of shares of WestRock Common Stock subject to such WestRock RSU Award as of immediately prior to the Merger Effective Time by (2) the Cash Consideration. In the case of a performance-based WestRock RSU Award, the number of shares of WestRock Common Stock subject to such WestRock RSU Award as of immediately prior to the Merger Effective Time was determined by deeming the applicable performance goals for any performance period that had not been completed as of the Merger Effective Time to have been achieved at the greater of the target level and the average of the actual level of performance of similar awards over the last three years prior to the Closing Date, except that the performance goals for any performance-based WestRock RSU Award granted after the date of the Transaction Agreement was deemed achieved at the target level of performance; and

(iv)       each outstanding WestRock RSU Award that was granted to a non-employee member of the board of directors of WestRock (a “WestRock Director RSU Award”) was fully vested as of immediately prior to the Merger Effective Time, and all rights in respect thereof was cancelled and automatically converted into the right to receive the Merger Consideration in respect of each of a number of shares of WestRock Common Stock equal to the number of shares of WestRock Common Stock underlying such WestRock Director RSU Award, provided that delivery of the Merger Consideration with respect to such WestRock Common Stock will be delayed to the extent necessary to comply with any applicable deferred compensation tax requirements.

The foregoing descriptions of the Transaction Agreement are general descriptions only and are qualified in their entirety by reference to the full text of the Transaction Agreement, which is included as Annex A to Smurfit WestRock’s registration statement on Form S-4 (file number 333-278185), declared effective by the United States Securities and Exchange Commission (the “SEC”) on April 26, 2024 (the “Registration Statement”) and incorporated herein by reference. A summary of the principal terms of the Transaction Agreement is set forth in the section entitled “The Transaction Agreement” contained in the Registration Statement, which summary is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The information provided under Item 1.01 of this Current Report on Form 8-K regarding the New Credit Agreement, the CoBank Credit Agreement, the CP Program, the Guarantees of Existing Bond Indebtedness of Subsidiaries of Smurfit Kappa, and the Guarantees of Existing Bond Indebtedness of Subsidiaries of WestRock is incorporated by reference into this Item 2.03.

Item 3.02.	Unregistered Shares of Equity Securities.

On July 5, 2024, following the requisite approval of the Smurfit WestRock board of directors (the “Board of Directors”), the Company allotted and issued 261,954,617 ordinary shares of $0.001 each in the capital of Smurfit WestRock (the “New Smurfit WestRock Shares”), credited as fully paid up, to each holder of Scheme Shares (as that term is defined in the Transaction Agreement) as appearing on Smurfit Kappa’s register of members at the Scheme Record Time (as that term is defined in the Transaction Agreement) with a view to and for the purpose of acquiring the Scheme Shares on the basis of one New Smurfit WestRock Share for each Scheme Share.

Item 3.03.	Material Modification to the Rights of Security Holders.

In connection with the Combination, on July 5, 2024, each Smurfit Kappa Share was exchanged for a Smurfit WestRock Share, and each share of WestRock Common Stock issued and outstanding immediately prior to the effectiveness of the Combination, other than certain shares of WestRock Common Stock held by a holder of record who did not vote in favor of the approval and adoption of the Transaction Agreement (or consent thereto in writing) and properly demanded appraisal of such shares, was converted into the right to receive the Merger Consideration. The rights of holders of Smurfit WestRock Shares are governed by the Amended Constitution (as defined below). The Amended Constitution (as defined below) is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference, and the description of Smurfit WestRock Shares contained under the caption “Description of Smurfit WestRock Shares and the Smurfit WestRock Constitution” in the Registration Statement is incorporated herein by reference.

The information set forth in Items 1.01, 2.01, 2.03 and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01.	Changes in Control of Registrant.

The information provided under Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Directors

In connection with the Combination, effective as of July 5, 2024, Irial Finan, Anne Anderson, Frits Beurskens, James Lawrence, Carol Fairweather, Jørgen Buhl Rasmussen, Lourdes Melgar, Kaisa Hietala and Mary Lynn Ferguson-McHugh resigned as members of the Smurfit Kappa board of directors. The board of directors of WestRock was removed in connection with the Combination; former WestRock directors Colleen F. Arnold, Timothy J. Bernlohr, J. Powell Brown, Terrell K. Crews, Russell M. Currey, Suzan F. Harrison, Gracia C. Martore, James E. Nevels, E. Jean Savage, David Sewell, Dmitri L. Stockton and Alan D. Wilson ceased to serve as WestRock directors following the removal.

Election of Directors

In connection with the Combination, effective as of July 5, 2024, the following individuals were appointed to serve on the Board of Directors until the next annual general meeting of the Company:

•	Alan D. Wilson
•	Carol Fairweather
•	Colleen F. Arnold
•	Dmitri L. Stockton
•	Irial Finan
•	Jørgen Buhl Rasmussen
•	Kaisa Hietala
•	Lourdes Melgar
•	Mary Lynn Ferguson-McHugh
•	Suzan F. Harrison
•	Timothy J. Bernlohr
•	Terrell K. Crews

Each of Anthony Smurfit and Ken Bowles had previously been appointed to serve on the Board of Directors in connection with the announcement of the Combination on September 11, 2023, to serve on the Board of Directors until the next annual general meeting of the Company.

In connection with the Combination, the following committees of the Board of Directors were established and constituted as follows:

Audit Committee

•	Terrell K. Crews (Chair)
•	Carol Fairweather
•	Dmitri L. Stockton
•	Lourdes Melgar
•	Suzan F. Harrison

Compensation Committee

•	Timothy J. Bernlohr (Chair)
•	Alan D. Wilson
•	Colleen F. Arnold
•	Jørgen Buhl Rasmussen
•	Mary Lynn Ferguson-McHugh

Nomination Committee

•	Irial Finan (Chair)
•	Alan D. Wilson
•	Kaisa Hietala
•	Suzan F. Harrison

Sustainability Committee

•	Kaisa Hietala (Chair)
•	Colleen F. Arnold
•	Dmitri L. Stockton
•	Lourdes Melgar

Executive Committee

•	Irial Finan (Chair)
•	Anthony Smurfit
•	Carol Fairweather
•	Terrell K. Crews
•	Timothy J. Bernlohr

Finance Committee

•	Carol Fairweather (Chair)
•	Jørgen Buhl Rasmussen
•	Mary Lynn Ferguson-McHugh
•	Terrell K. Crews
•	Timothy J. Bernlohr

Copies of the charters of each of the committees is available on the Smurfit WestRock website at www.smurfitwestrock.com.

Non-executive members of the Board of Directors will be eligible to participate in a non-executive director compensation program as set forth below.

Element	Amount ($)
Base Cash Retainer	120,000
Additional Cash Retainers
Non-Executive Chair	100,000
Audit Committee Chair	25,000
Compensation Committee Chair	20,000
Nomination Committee Chair	20,000
Sustainability Committee Chair	20,000
Finance Committee Chair	20,000
Annual Stock Grant – Directors (other than Non-Executive Chair)	175,000
Annual Stock Grant – Non-Executive Chair	275,000

Appointment of Officers

In connection with the Combination, the following individuals were elected, effective as of July 5, 2024, as officers of Smurfit WestRock in each case until their successors are chosen and qualify in their stead or until their earlier death, resignation or removal:

•	Irial Finan, Chair
•	Anthony Smurfit, President and Group Chief Executive Officer (Principal Executive Officer)
•	Ken Bowles, Executive Vice President and Group Chief Financial Officer (Principal Financial Officer)
•	Laurent Sellier, President & Chief Executive Officer, North America (including Mexico)
•	Saverio Mayer, President & Chief Executive Officer, Europe, MEA & APAC
•	Jairo Lorenzatto, President & Chief Executive Officer, LATAM
•	Irene Page, Group Chief Accounting Officer (Principal Accounting Officer)

Additional biographical information required by this Item 5.02 with respect to each of the above officers, other than Irene Page, can be found under the section entitled “Management and Corporate Governance of Smurfit WestRock Following the Combination” of the Registration Statement, and is incorporated herein by reference.

Irene Page, age 54, currently serves as the Chief Accounting Officer of Smurfit WestRock. She was previously the Group Financial Controller of Smurfit Kappa Group since 2016. Prior to serving in that role, Ms. Page held a number of finance roles in the UK, Paris and Dublin in SKG before being appointed as Assistant Group Financial Controller of SKG in 2005. She is a Fellow of the Chartered Association of Certified Accountants (FCCA) and holds a Bachelors of Business Studies (hons) degree from the University of Limerick.

Compensation Plans and Agreements

On July 5, 2024, prior to the completion of the Combination, the Board of Directors approved and adopted the following compensation plans, in which the executive officers of Smurfit WestRock are eligible to participate, subject to the terms and conditions thereof:

•	2024 Long-Term Incentive Plan
•	Annual Short-Term Incentive Plan
•	Executive Severance Plan

In connection with the Combination, on July 5, 2024, Smurfit WestRock or one of its subsidiaries entered into the following service contracts and offer letters with the following officers:

•	Service Contract between Smurfit Kappa Services Limited and Anthony Smurfit
•	Service Contract between Smurfit Kappa Services Limited and Ken Bowles
•	Offer Letter between Smurfit WestRock and Laurent Sellier
•	Service Contract between Smurfit Kappa Italia S.p.A. and Saverio Mayer
•	Offer Letter between Smurfit WestRock and Jairo Lorenzatto
•	Service Contract between Smurfit Kappa Services Limited and Irene Page

Summaries of the material terms of the foregoing compensation plans, service contracts (other than the service contract with Ms. Page, which is summarized below) and offer letters are set forth in the section of the Registration Statement entitled “Post-Completion Compensation Arrangements,” which summaries are incorporated herein by reference. Such summaries are qualified in their entirety by reference to the full text of such compensation plans, service contracts and offer letters, which are attached as exhibits to this Current Report on Form 8-K and incorporated herein by reference.

The service contract with Ms. Page provides that she will serve as Group Chief Accounting Officer, will receive an annual base salary of €416,112, will be eligible to participate in Smurfit WestRock’s annual incentive plan, long-term incentive plan, and health, welfare and other benefits programs, and will be provided with a car benefit. The service contract is terminable on not less than three months’ notice by either party. The employer will be entitled to terminate Ms. Page’s employment by making a payment in lieu of notice equal to the basic salary only that would have been due during the notice period. Ms. Page will be subject to confidentiality and intellectual property obligations both during employment and on the termination of employment. She will also be subject to non-competition covenants for a period of six months after the termination of her employment, as well as non-solicitation and non-dealing covenants for a period of 12 months after the termination of her employment.

The information provided under Item 1.01 of this Current Report on Form 8-K under the heading entitled “Indemnification Agreements” is incorporated by reference into this Item 5.02.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 5, 2024, following the requisite approval of the Board of Directors and Matsack Nominees Limited (the nominee shareholder of Smurfit WestRock immediately prior to Completion), Smurfit WestRock amended its memorandum of association and articles of association (as amended, the “Amended Constitution”), effective as of the consummation of the Combination. A copy of the Amended Constitution is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 5.05.	Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Conduct.

Effective as of the consummation of the Combination, Smurfit WestRock adopted its Code of Conduct for it directors and officers, a copy of which is available on the Smurfit WestRock website at www.smurfitwestrock.com. The information on the Smurfit WestRock website does not constitute part of this Current Report on Form 8-K and is not incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

On July 5, 2024, the Company released an announcement in connection with the High Court of Ireland’s sanction of the Scheme (the “Scheme Effectiveness Announcement”), which is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

On July 8, 2024, the Company released a press release and announcement in connection with the closing of the Combination and the Company’s listing on the New York Stock Exchange (the “Closing and NYSE Listing Announcement”) and regarding its total voting rights, which is furnished as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

On July 8, 2024, the Company released, via the Regulatory News Service in London, an announcement in connection with the Company’s listing on the London Stock Exchange (the “LSE Listing Announcement”) and the total voting rights of the Company, which is furnished as Exhibit 99.3 to this Form 8-K and is incorporated herein by reference. The LSE Listing Announcement was made in order to comply with disclosure requirements pursuant to the United Kingdom Financial Conduct Authority’s Disclosure Guidance and Transparency Rules (the “DTRs”).

On July 8, 2024, Smurfit Kappa released, via the Regulatory News Service in London and Dublin, an announcement in connection with its delisting from the Official List of the FCA and the LSE and its delisting from Euronext Dublin (the “Delisting Announcement”). The Delisting Announcement is furnished as Exhibit 99.4 to this Current Report on Form 8-K and is incorporated herein by reference. The Delisting Announcement was made in order to comply with disclosure requirements pursuant to the DTRs and the Listing Rules of Euronext Dublin.

Item 9.01.	Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired

To be filed by amendment not later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

(b) Pro Forma Financial Information

To be filed by amendment not later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

(d) Exhibits.

Exhibit Number	Description of Exhibit
2.1	Transaction Agreement, dated September 12, 2023, by and among Smurfit WestRock, Smurfit Kappa, WestRock and Merger Sub (included as Annex A to the Registration Statement and incorporated herein by reference).

3.1	Amended Constitution of Smurfit WestRock

4.1	2015 Indenture, by and among SKA, the guarantors party thereto and Deutsche Trustee Company Limited, as Trustee, dated as of February 16, 2015

4.2	First Supplemental Indenture to 2015 Indenture, by and among SKA, the Smurfit Bond Debt New Guarantors and Deutsche Trustee Company Limited, as Trustee, dated as of July 5, 2024

4.3	2018 Indenture, by and among SKA, the guarantors party thereto and Deutsche Trustee Company Limited, as Trustee, dated as of June 28, 2018

4.4	First Supplemental Indenture to 2018 Indenture, by and among SKA, the guarantors party thereto and Deutsche Trustee Company Limited, as Trustee, dated as of February 4, 2019

4.5	Second Supplemental Indenture to 2018 Indenture, by and among SKA, the guarantors party thereto and Deutsche Trustee Company Limited, as Trustee, dated as of October 5, 2023

4.6	Third Supplemental Indenture to 2018 Indenture, by and among SKA, the Smurfit Bond Debt New Guarantors and Deutsche Trustee Company Limited, as Trustee, dated as of July 5, 2024

4.7	SKT DAC Indenture, by and among SKT DAC, the guarantors party thereto and The Bank of New York Mellon, as Trustee, dated as of November 15, 1995

4.8	First Supplemental Indenture to SKT DAC Indenture, by and among SKT DAC, the subsidiary guarantors party thereto, the Smurfit Bond Debt New Guarantors and The Bank of New York Mellon, as Trustee, dated as of July 5, 2024

4.9	2019 Indenture, by and among SKT, the guarantors party thereto and Deutsche Trustee Company Limited, as Trustee, dated as of September 16, 2019

4.10	First Supplemental Indenture to 2019 Indenture, by and among SKT, the guarantors party thereto and Deutsche Trustee Company Limited, as Trustee, dated as of October 5, 2023

4.11	Second Supplemental Indenture to 2019 Indenture, by and among SKT, the Smurfit Bond Debt New Guarantors and Deutsche Trustee Company Limited, as Trustee, dated as of July 5, 2024

4.12	2021 Indenture, by and among SKT, the guarantors party thereto and Deutsche Trustee Company Limited, as Trustee, dated as of September 22, 2021

4.13	First Supplemental Indenture to 2021 Indenture, by and among SKT, the guarantors party thereto and Deutsche Trustee Company Limited, as Trustee, dated as of October 5, 2023

4.14	Second Supplemental Indenture to 2021 Indenture, by and among SKT, the Smurfit Bond Debt New Guarantors, and Deutsche Trustee Company Limited, as Trustee, dated as of July 5, 2024

4.15	2024 Indenture, by and among SKT, the guarantors party thereto and Deutsche Bank Trust Company Americas, as Trustee, dated as of April 3, 2024

4.16	First Supplemental Indenture to 2024 Indenture, by and among SKT, the Smurfit Bond Debt New Guarantors, and Deutsche Bank Trust Company Americas, as Trustee, dated as of July 5, 2024

4.17	Indenture, dated August 24, 2017, by and among WRKCo, MWV, WestRock RKT Company and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated by reference to Exhibit 4.1 to WRKCo’s Current Report on Form 8-K (File No. 001-37484) filed with the Securities and Exchange Commission on August 24, 2017)

4.18	First Supplemental Indenture, dated August 24, 2017, by and among WRKCo, MWV, WestRock RKT Company and The Bank of New York Mellon Trust Company, N.A., as trustee, relating to the $500 million aggregate principal amount of 3.000% senior notes due 2024 and $500 million aggregate principal amount of 3.375% senior notes due 2027 of WestRock (incorporated by reference to Exhibit 4.2 to WRKCo’s Current Report on Form 8-K (File No. 001-37484) filed with the Securities and Exchange Commission on August 24, 2017)

4.19	Second Supplemental Indenture, dated as of March 6, 2018, by and among WRKCo, MWV, WestRock RKT Company and The Bank of New York Mellon Trust Company, N.A., as trustee, relating to the $600 million aggregate principal amount of 3.750% senior notes due 2025 and $600 million aggregate principal amount of 4.000% senior notes due 2028 of WestRock (incorporated by reference to Exhibit 4.1 to WRKCo’s Current Report on Form 8-K (File No. 001-37484) filed with the Securities and Exchange Commission on March 6, 2018)

4.20	Third Supplemental Indenture, dated as of November 2, 2018, to the Indenture dated as of August 24, 2017, among WRKCo, WestRock RKT Company, MWV and The Bank of New York Mellon, as Trustee (incorporated by reference to Exhibit 4.7 to WRKCo’s Current Report on Form 8-K (File No. 001-37484) filed with the Securities and Exchange Commission on November 5, 2018)

4.21	Fourth Supplemental Indenture, dated as of September 22, 2023, to the Indenture dated as of August 24, 2017, among WRKCo, WestRock, WestRock RKT Company, MWV and The Bank of New York Mellon, as trustee (incorporated by reference to Exhibit 4.1(e) to WestRock’s Annual Report on Form 10-K (File No. 001-38736) filed with the Securities and Exchange Commission on November 17, 2023)

4.22	Fifth Supplemental Indenture, dated as of September 26, 2023, to the Indenture dated as of August 24, 2017, between WRKCo and The Bank of New York Mellon, as trustee (incorporated by reference to Exhibit 4.1(f) to WestRock’s Annual Report on Form 10-K (File No. 001-38736) filed with the Securities and Exchange Commission on November 17, 2023)

4.23	Sixth Supplemental Indenture, dated as of July 5, 2024, to the Indenture dated as of August 24, 2017, among WRKCo, WestRock, MWV, WestRock RKT, LLC, the WestRock Bond Debt New Guarantors and The Bank of New York Mellon Trust Company, N.A., as trustee

4.24	Indenture, dated as of December 3, 2018, by and among WRKCo, WestRock, MWV, RKT, and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated by reference to Exhibit 4.1 of WestRock’s Current Report on Form 8-K filed on December 3, 2018)

4.25	First Supplemental Indenture, dated as of December 3, 2018, to the Indenture dated as of December 3, 2018, by and among WRKCo, WestRock, MWV, RKT and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated by reference to Exhibit 4.2 of WestRock’s Current Report on Form 8-K filed on December 3, 2018)

4.26	Second Supplemental Indenture, dated as of May 20, 2019, by and among WRKCo, WestRock, MWV, RKT and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated by reference to Exhibit 4.2 of WestRock’s Current Report on Form 8-K filed on May 20, 2019)

4.27	Third Supplemental Indenture, dated as of June 3, 2020, to the Indenture dated as of December 3, 2018, by and among WRKCo, WestRock, MWV, RKT and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated by reference to Exhibit 4.2 of WestRock’s Current Report on Form 8-K filed on June 3, 2020)

4.28	Fourth Supplemental Indenture, dated as of September 26, 2023, to the Indenture dated as of December 3, 2018, by and among WRKCo, WestRock, MWV, RKT and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated by reference to Exhibit 4.1(e) of WestRock’s Annual Report on Form 10-K filed on November 17, 2023)

4.29	Fifth Supplemental Indenture, dated as of July 5, 2024, to the Indenture dated as of December 3, 2018, among WRKCo, WestRock, MWV, WestRock RKT, LLC, the WestRock Bond Debt New Guarantors and The Bank of New York Mellon Trust Company, N.A., as trustee

4.30	Form of Indenture, dated as of March 1, 1983, between MWV (formerly Westvaco Corporation) and The Bank of New York (formerly Irving Trust Company), as Trustee (incorporated by reference to Exhibit 2 of Westvaco Corporation’s Registration Statement on Form 8-A filed on January 24, 1984)

4.31	First Supplemental Indenture, dated as of January 31, 2002, to the Indenture dated as of March 1, 1983, by and among MWV (as successor-in-interest to Westvaco Corporation and The Mead Corporation) and The Bank of New York, as Trustee (incorporated by reference to Exhibit 4.1 of MeadWestvaco Corporation’s Current Report on Form 8-K filed on February 1, 2002)

4.32	Second Supplemental Indenture, dated as of December 31, 2002, to the Indenture dated as of March 1, 1983, between MWV (as successor-in-interest to MeadWestvaco Corporation) and The Bank of New York, as Trustee (incorporated by reference to Exhibit 4.1 of MeadWestvaco Corporation’s Current Report on Form 8-K filed on January 7, 2003)

4.33	Third Supplemental Indenture, dated as of July 1, 2015, to the Indenture dated as of March 1, 1983, between MWV (as successor-in-interest to MeadWestvaco Corporation) and The Bank of New York Mellon, as Trustee (incorporated by reference to Exhibit 4.4 of WRKCo’s Current Report on Form 8-K filed on July 2, 2015)

4.34	Fourth Supplemental Indenture, dated as of November 2, 2018, to the Indenture dated as of March 1, 1983, between MWV and The Bank of New York Mellon, as Trustee (incorporated by reference to Exhibit 4.4 of WRKCo’s Current Report on Form 8-K filed on November 5, 2018)

4.35	Fifth Supplemental Indenture, dated as of July 5, 2024, to the Indenture dated as of March 1, 1983, among MWV, the WestRock Bond Debt New Guarantors and The Bank of New York Mellon, as trustee

4.36	Indenture, dated as of February 1, 1993, between MWV (as successor-in-interest to The Mead Corporation) and The First National Bank of Chicago, as Trustee (incorporated by reference to Exhibit 4.vv of MeadWestvaco Corporation’s Annual Report on Form 10-K for the period ended December 31, 2001)

4.37	First Supplemental Indenture, dated as of January 31, 2002, to the Indenture dated as of February 1, 1993, between The Mead Corporation, MWV (as successor-in-interest to MeadWestvaco Corporation and Westvaco Corporation) and Bank One Trust Company, NA, as Trustee (incorporated by reference to Exhibit 4.3 of MeadWestvaco Corporation’s Current Report on Form 8-K filed on February 1, 2002)

4.38	Second Supplemental Indenture, dated as of December 31, 2002, to the Indenture dated as of February 1, 1993, between MW Custom Papers, Inc. and Bank One Trust Company, NA, as Trustee (incorporated by reference to Exhibit 4.4 of MeadWestvaco Corporation’s Current Report on Form 8-K filed on January 7, 2003)

4.39	Third Supplemental Indenture, dated as of December 31, 2002, to the Indenture dated as of February 1, 1993, between MWV (as successor-in-interest to MeadWestvaco Corporation) and Bank One Trust Company, NA, as Trustee (incorporated by reference to Exhibit 4.5 of MeadWestvaco Corporation’s Current Report on Form 8-K filed on January 7, 2003)

4.40	Fourth Supplemental Indenture, dated as of July 1, 2015, to the Indenture dated as of February 1, 1993, between MWV (as successor-in-interest to MeadWestvaco Corporation) and The Bank of New York Mellon, as Trustee (incorporated by reference to Exhibit 4.5 of WRKCo’s Current Report on Form 8-K filed on July 2, 2015)

4.41	Fifth Supplemental Indenture, dated as of November 2, 2018, to the Indenture dated as of February 1, 1993, between MWV and The Bank of New York Mellon, as Trustee (incorporated by reference to Exhibit 4.5 of WRKCo’s Current Report on Form 8-K filed on November 5, 2018)

4.42	Sixth Supplemental Indenture, dated as of July 5, 2024, to the Indenture dated as of February 1, 1993, among MWV, the WestRock Bond Debt New Guarantors and The Bank of New York Mellon, as trustee

4.43	Indenture, dated as of April 2, 2002, by and among MWV (as successor-in-interest to MeadWestvaco Corporation, Westvaco Corporation and The Mead Corporation) and The Bank of New York, as Trustee (incorporated by reference to Exhibit 4(a) of MeadWestvaco Corporation’s Current Report on Form 8-K filed on April 2, 2002)

4.44	First Supplemental Indenture, dated as of July 1, 2015, to the Indenture dated as of April 2, 2002, between MWV (as successor-in-interest to MeadWestvaco Corporation) and The Bank of New York Mellon, as Trustee (incorporated by reference to Exhibit 4.6 of WRKCo’s Current Report on Form 8-K filed on July 2, 2015)

4.45	Second Supplemental Indenture, dated as of November 2, 2018, to the Indenture dated as of April 2, 2002, between MWV and The Bank of New York Mellon, as Trustee (incorporated by reference to Exhibit 4.6 of WRKCo’s Current Report on Form 8-K filed on November 5, 2018)

4.46	Third Supplemental Indenture, dated as of July 5, 2024, to the Indenture dated as of April 2, 2002, among MWV, the WestRock Bond Debt New Guarantors and The Bank of New York Mellon, as trustee

10.1	Form of Deed of Indemnification

10.2	Form of Indemnification Agreement

10.3	New Credit Agreement, dated as of June 28, 2024, by and among Smurfit Kappa, as guarantor, Smurfit Kappa Investments Limited, as obligor’s agent and guarantor, SKT, as borrower (with respect to the New Credit Agreement) and guarantor, and SKA, as borrower and guarantor, and certain other subsidiaries of Smurfit Kappa from time to time party thereto as guarantors, the lenders party thereto and Wells Fargo Bank, National Association, as agent

10.4	Accession Letter, dated as of July 2, 2024, between Smurfit US Holdings and SKI

10.5	Accession Letter, dated as of July 2, 2024, between WestRock and SKI

10.6	Accession Letter, dated as of July 2, 2024, between WRKCo and SKI

10.7	Accession Letter, dated as of July 2, 2024, between MWV and SKI

10.8	Accession Letter, dated as of July 2, 2024, between WestRock RKT, LLC and SKI

10.9	Accession Letter, dated as of July 2, 2024, between Smurfit WestRock and SKI

10.10	Original CoBank Credit Agreement, dated as of July 7, 2022, by and among WestRock, as a guarantor, WestRock Southeast, LLC, as the borrower, the subsidiaries of WestRock from time to time party thereto, as guarantors, the lenders from time to time party thereto and CoBank, ACB, as administrative agent (incorporated by reference to Exhibit 10.2 to WestRock’s Current Report on Form 8-K filed on July 11, 2022)

10.11	First CoBank Amendment, dated as of September 27, 2023, by and among WestRock and certain of its subsidiaries (incorporated by reference to Exhibit 10.18(b) to WestRock’s Annual Report on Form 10-K (File No. 001-38736) filed with the Securities and Exchange Commission on November 17, 2023)

10.12	Second CoBank Amendment, dated as of July 1, 2024, by and among WestRock, the CoBank Credit Facility Borrower and certain other subsidiaries of WestRock from time to time party thereto, Smurfit Westrock, Smurfit Kappa and certain subsidiaries of Smurfit Kappa, as guarantors, the lenders from time to time party thereto and CoBank, ACB, as administrative agent

10.13	Form of Amended and Restated Dealer Agreement, dated as of July 5, 2024, among WRKCo, the New Guarantors and the Dealer party thereto

10.14	Smurfit WestRock 2024 Long-Term Incentive Plan

10.15	Smurfit WestRock Annual Short-Term Incentive Plan

10.16	Smurfit WestRock Executive Severance Plan

10.17	Service Contract between Smurfit Kappa Services Limited and Ken Bowles, dated July 5, 2024.

10.18	Service Contract between Smurfit Kappa Services Limited and Anthony Smurfit, dated July 5, 2024

10.19	Service Contract between Smurfit Kappa Italia S.p.A. and Saverio Mayer, dated July 5, 2024

10.20	Offer Letter between Smurfit WestRock and Laurent Sellier, dated July 5, 2024

10.21	Offer Letter between Smurfit WestRock and Jairo Lorenzatto, dated July 5, 2024

99.1	Scheme Effectiveness Announcement, dated July 5, 2024

99.2	Closing and NYSE Listing Announcement and Press Release, dated July 8, 2024

99.3	LSE Announcement, dated July 8, 2024

99.4	Delisting Announcement, dated July 8, 2024

104	Cover page interactive data file (formatted as inline XBRL)

Annexes, schedules and/or exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. Smurfit WestRock agrees to furnish supplementally a copy of any omitted attachment to the SEC on a confidential basis upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMURFIT WESTROCK PLC

/s/ Ken Bowles
Name:	Ken Bowles
Title:	Executive Vice President and Group
Chief Financial Officer

Date: July 8, 2024